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                                                                     Exhibit 5


                             SHANLEY & FISHER, P.C.
                               131 Madison Avenue
                       Morristown, New Jersey  07962-1979





                               December 23, 1997



The BISYS Group, Inc.
Overlook at Great Notch
150 Clove Road
Little Falls, New Jersey  07424

     Re:  The BISYS Group, Inc.
          Non-Employee Directors' Stock Option Plan, as amended

Gentlemen:

     We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 200,000 shares of the Company's common stock, par value $.02 per share (the "Shares"), pursuant to the Company's Non-Employee Directors' Stock Option Plan, as amended (the "Plan").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.


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The BISYS Group, Inc.
December 23, 1997
Page 2


     2. The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,


                                   SHANLEY & FISHER, P.C.